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Exhibit 5

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We consent to the use of our report dated February 26, 2004 (except as to note 19(a) and (b) which are as of March 8, 2004) with respect to the consolidated financial statements of Cardiome Pharma Corp. as at December 31, 2003 and November 30, 2002 and for the thirteen month period ended December 31, 2003 and each of the years in the two year period ended November 30, 2002 included in this Annual Report (Form 40-F) for the thirteen month period ended December 31, 2003.

Vancouver, Canada, March 8, 2004.	/s/ Ernst & Young LLP Chartered Accountants

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  Exhibit 5
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS